Exhibit 99.1

LBI MEDIA, INC.

Three and Nine Months Ended September 30, 2006 Earnings Call Transcript

November 14, 2006

1:00 p.m. PST/3:00 p.m. CST/4:00 p.m. EST

Operator: Good day and welcome to today’s LBI Media third quarter 2006 results conference call. Today’s call is being recorded.

At this time for opening remarks and introductions, I would like to turn the call over to the Chief Financial Officer, Mister Bill Keenan. Please go ahead.

Bill Keenan: Actually, you’re going to turn it over to Lenard Liberman.

Lenard Liberman: OK. Thank you, operator. Good afternoon everyone, and welcome to our third quarter 2006 earnings teleconference.

During today’s call, we will provide an overview of operating results for the quarter ended September 30, 2006, as well as discuss recent developments at LBI Media. We also will address more detailed financial results, and then, we’ll answer your questions.

Before we begin, I have to advise you that this teleconference may contain forward looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements made during this conference call that address results or developments that will occur or may occur at LBI in the future are forward looking statements. These statements regarding future plans, events, financial results, and prospects of performance at LBI Media, predictions, and involve risks and uncertainties and actual results may vary materially. I’ll refer you to LBI Media’s public filings with the SEC at www.sec.gov for important factors you should consider in evaluating this information.

The forward looking statements made during this call speak only as of the date hereof, and the company undertakes no obligation to update such statements to reflect future events or circumstances.

This conference call also contains a non-GAAP financial term within the meaning of Regulation G as adopted by the SEC. This term is Adjusted EBITDA, which we define as net income (loss) plus cumulative effect of accounting changes, income tax expense (benefit), gain (loss) on the sale of property and equipment, gain on the sale of investments, net interest expense, impairment of broadcast license, depreciation and amortization, and noncash employee compensation. However, for the purposes of this teleconference, we will refer to what we call Adjusted EBITDA as simply EBITDA. We also use the term Adjusted EBITDA Margin which is defined as Adjusted EBITDA divided by net revenues.

In compliance with Regulation G, we provided a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure, net cash provided by operating activities, prepared in accordance with the U.S. Generally Accepted Accounting Principles in our press release issued today. This reconciliation is also provided in our 10-Q which was filed with the SEC today.

For the quarter ended September 30, 2006, net revenue increased by $3.1 million or 11.8% to $28.9 million, from $25.8 million for the same quarter last year. This growth is attributable to the strong performance of our television stations in California and Texas and our Houston radio stations, offset slightly by the performance of our Los Angeles radio stations. In the third quarter of 2006, our television station group generated net revenues of $15.1 million which resulted in a growth rate of 24.3%, when compared to television revenues in the third quarter of 2005. This increase is primarily attributable to revenue growth across all of our television stations. We believe this reflects the improved performance and acceptance of our original, internally produced television programming and the early stages of our product integration strategy.

We are now producing 53 hours per week of original, compelling entertainment programming. By strategically counter-programming the other networks, our original internally produced programming continues to generate competitive ratings.

In fact, in the Nielsen July 2006 sweeps period, KRCA Los Angeles was once again ranked the number two Spanish language television station among 18 to 34 year old Hispanics from 3:00 P.M. to 10:00 P.M. and in prime time, from 7:00 P.M. to 10:00 P.M. KRCA was also able to grow its share of Hispanic 18 to 34-year old viewers by 7.0% from the February sweeps period to July, although Telemundo and Univision fell 52.0% and 33.0%, respectively.

This November, we launched two new television shows, the exciting news magazine program, “Alarma TV” and our first national newscast, “Noticiero STN”. Both shows are showing early promise in all of our markets.

Our radio division net revenues increased 0.7% to $13.8 million for the quarter ended September 30, 2006, from $13.7 million for the same quarter last year. Our radio revenue growth for the three months ended September 30, 2005 compared to the same period in 2004 was 12.9% so we have a difficult year to compete against. However, we made some strategic management changes for our Los Angeles radio stations early in the year and as a result of these changes, we are anticipating a return to growing revenues in the last quarter of this year.

Our Arbitron radio ratings have increased in both Los Angeles and Houston. Que Buena in Los Angeles is now ranked the number one Spanish language radio station in Los Angeles among persons 18 to 34, Monday through Sunday, 6:00 A.M. to midnight. Our daily “Don Cheto” radio program on Que Buena, which was recently moved to the competitive afternoon drive time slot, continues to be the number one ranked show among all radio stations including general market in Los Angeles in the adults 18 to 49 demographic with a 6.1 average quarter hour share. That is almost a full-share point higher than second place KIIS-FM, one of the general market leaders.

Our AM station, La Ranchera, also experienced ratings growth and continues to be ranked the number one Spanish language AM in the market among Hispanic adults 25+, Monday through Sunday, 6:00 A.M. to midnight.

In Houston, our radio cluster continues to show growth in the Arbitron ratings. In the most recent Summer 2006 ratings book, La Raza is now ranked number two among regional Mexican stations in the 18 to 49 demographic and number two overall among Hispanic stations in the 18 to 34-year old demographic from 6:00 A.M. to midnight, Monday through Friday.

In comparing the Spring 2006 Arbitron survey to the Summer 2006 period, our Houston radio cluster’s share was up 26.0% overall, 36.0% on La Raza and 32.0% on XO in the adult 18 to 34 demographic, from 6:00 A.M. to midnight Monday through Sunday.

We are set to complete construction on our new 2,000 foot tower project in Houston by the end of this year which should greatly improve both the KQQK and KTJM signals and enable us to continue our audience growth.

On November 2, 2006, two subsidiaries of LBI Media completed the purchase of five radio stations from Entravision Communications Corporation for approximately $92.5 million. These Dallas-Fort Worth stations are KTCY-FM, KZZA-FM, KZMP-FM, KZMP-AM and KBOC-FM. With this recent acquisition, LBI Media now owns and operates six radio stations and a full-powered television station in the Dallas-Forth Worth, Texas market. The recent purchase of the five radio stations will compliment our regional Mexican format at KNOR-FM in the Dallas-Fort Worth area and allow us to offer a full array of Hispanic radio formats in the Dallas-Fort Worth market.

We also own a full power television station, KMPX-Channel 29 in Dallas, and consistent with our corporate strategy, we plan on using our cross promotion and cluster strategy to market all of our Dallas-Fort Worth properties.

These acquisitions are also consistent with our strategy of owning both radio and television in the same fast-growing markets. We have experienced success in the Dallas-Fort Worth market with our existing stations and are excited by our ability to expand our presence.

At this time, I would like to turn over the call to our Chief Financial Officer, Bill Keenan. Bill will review our financial results for the quarter and nine months ended September 30, 2006 which we included in our press release issued earlier today. Bill…

Bill Keenan: Thanks, Lenard. Net revenues have increased by $3.1 million or 11.8% to $28.9 million for the quarter ended September 30, 2006 from $25.8 million for the same quarter in 2005.

Operating expenses excluding noncash employee compensation, depreciation and amortization, and impairment of broadcast licenses increased by $1.2 million or 9.4% to $14.2 million for the quarter ended September 30, 2006 compared to $13.0 million for the third quarter of 2005. This growth in operating expenses is primarily attributed to the incremental costs associated with producing additional in-house television programming and additional sales expenses and commissions associated with the growth in our revenue base.

As a result, Adjusted EBITDA increased by $1.8 million or 14.2% to $14.7 million for the quarter ended September 30, 2006 from $12.9 million for the same period in 2005. Our Adjusted EBITDA Margin increased to 50.8% for the three month ended September 30, 2006 from 49.8% for the three months ended September 30, 2005.

The company recognized net income of $5.2 million for the quarter compared to $457,000 for the same period in 2005, an increase of $4.7 million, primarily due to a lower charge for impairment of broadcast licenses for the three months ended September 30, 2006 compared to the same period last year, offset by higher programming, selling, general and administrative expenses and noncash employee compensation.

Television division net revenues increased by $2.9 million or 24.3% to $15.1 million for the quarter ended September 30, 2006 from $12.2 million for the same period in 2005. Operating expenses, excluding noncash employee compensation, depreciation and amortization and impairment of broadcast licenses, increased 9.1% to $8.1 million for the quarter ended September 30, 2006 from $7.4 million for the same quarter last year. The growth in operating expenses can be primarily attributed to the additional expenses associated with our new internally produced programming and an increase in sales expenses and commissions associated with our revenue growth. Adjusted EBITDA increased by $2.3 million or 47.9% to $7.0 million for the quarter ended September 30, 2006 from $4.7 million for the same quarter last year.

Radio division net revenues increased slightly by $0.1 million or 0.7% to $13.8 million for the quarter ended September 30, 2006 from $13.7 million for the same quarter last year. Although revenue increased at our Texas radio stations, this growth was offset by the performance of our Los Angeles radio stations. Operating expenses, excluding noncash employee compensation, depreciation and amortization and impairment of broadcast licenses, increased by $0.6 million or 9.8% to $6.1 million for the third quarter of 2006 from $5.5 million for the same quarter last year. Adjusted EBITDA decreased $0.5 million or 5.5% to $7.6 million for the three months ended September 30, 2006 from $8.1 million for the same period in 2005.

Net revenues increased $7.6 million or 10.5% to $80.4 million from $72.8 million for the nine months ended September 30, 2006 compared to the same period in 2005. This increase is primarily attributable to the revenue growth of 21.4% at our television stations in California and Texas, offset by the performance of our Los Angeles radio stations.

Operating expenses, excluding noncash employee compensation, depreciation and amortization, and impairment of broadcast licenses, increased by $3.5 million or 9.3% to $41.1 million for the nine months ended September 30, 2006 compared to $37.6 million for the same period in 2005. This growth in operating expenses can be primarily attributed to the incremental costs associated with producing additional in-house television programming and additional sales expenses and commissions associated with the growth in our revenue base.

Adjusted EBITDA increased by $4.2 million or 11.8% to $39.3 million for the nine months ended September 30, 2006 from $35.1 million for the same period in 2005. Adjusted EBITDA Margins increased slightly to 48.9% for the nine months ended September 30, 2006 from 48.3% for the same period in 2005.

The company recognized net income of $12.3 million for the nine months ended September 30, 2006 compared to $8.7 million for the same period in 2005, an increase of $3.7 million primarily due to the lower impairment charges to broadcast licenses for the nine months ended September 30, 2006 compared to the same period last year offset by higher programming, selling and general and administrative expenses, and noncash employee compensation.

Television division net revenues increased $7.6 million or 21.4% to $42.9 million for the nine months ended September 30, 2006 from $35.3 million for the same nine month period last year. Operating expenses, excluding depreciation, amortization, noncash employee compensation, and impairment of broadcast licenses, increased by $2.6 million or 11.9% to $24.3 million for the nine months ended September 30, 2006 from $21.7 million for the same period last year. This growth in operating expenses can be primarily attributed to the full period of additional costs associated with producing new programs that were not in production in 2005. Adjusted EBITDA for the nine months ended September, 2006 rose by $5.0 million or 36.5% to $18.6 million from $13.6 million for the same nine month period last year.

Radio division net revenues were up slightly by $0.1 million or 0.3% to $37.6 million for the nine months ended September 30, 2006 from $37.5 million for the same period in 2005. Increases in revenue at our Houston radio cluster and our newly formatted Dallas radio station were offset by the performance of our Los Angeles radio stations. Current period results are being compared to a strong prior period in which radio revenues grew by 14.2% for the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004. Operating expenses, excluding noncash employee compensation, depreciation and amortization, and impairment of broadcast license, increased by $1.0 million or 5.7% to $16.9 million for the nine months ended September 30, 2006 from $15.9 million for the same period last year. Adjusted EBITDA decreased $0.8 million or 3.8% from $21.5 million to $20.7 million for the nine months ended September 30, 2005 and 2006, respectively.

Turning to our balance sheet at September 30, 2006, we had approximately $1.4 million in cash and total long-term debt of $273.6 million. Our total debt balance at September 30, 2006 included $13.0 million of borrowings under our senior revolving facility and $109.5 million under our senior term loan facility.

With the purchase of five stations described earlier and a newly acquired building more centrally located in Dallas, our total debt outstanding under our senior revolving facility is approximately $97.0 million as of today. At September 30, 2006 and today, we are in compliance with all financial and non-financial covenants governing our debt agreements.

Our capital expenditures for the nine months ended September 30, 2006 were approximately $10.3 million which primarily relates to the construction and new towers and transmitter sites for our Dallas-Fort Worth and Houston radio stations and the addition of studio and transmission equipment for our Los Angeles and Houston television stations.

In connection with the acquisition and the assets of the five Dallas radio stations, we purchased a building to consolidate our operations and expand our presence in the Dallas-Fort Worth market. We are scheduled to make payments for deferred compensation under some of our employment agreements for the next twelve months for which we have accrued $9.2 million deferred compensation liability as of September 30, 2006, and part of this amount is currently payable in cash.

We are discussing alternatives to a cash payment including allowing the employee to convert his accrued amount to the common stock of our indirect parent, Liberman Broadcasting Inc., in connection with its anticipated initial public offering. The remainder of the payments due over the next twelve months is payable in the first half of 2007. If Liberman Broadcasting completes its initial public offering by the time these payments are due, we may pay these amounts in cash or Liberman Broadcasting’s common stock, at our option.

This concludes our formal remarks. I will now turn the call over to the operator to moderate a question and answer session. Thank you.

Operator: Thank you, sir. And for those of you who have a question, please press star one on your touch-tone phone, and your questions will be answered in the order that they are received. Should you need to remove yourself from the question lineup, please press star two. You must pick up your handset if you are using a speakerphone. Allow one moment for the first question. And at this time, we have no questions.

Our first question comes from Eugene Cho of ABP. Go ahead.

Eugene Cho: Yes. Hi. Just wanted to, if I could, get an update on the IPO process. I believe last time on the call, you mentioned that you were talking also to private equity sources if the IPO route didn’t go so well.

Lenard Liberman: That’s right. We’re evaluating the private equity versus IPO options. And we are talking to a couple of companies that have expressed an interest in investing with us.

Eugene Cho: And is there any sort of timeline that you have in mind for this entire process? Or?

Lenard Liberman: No. Just want to make sure that the – that whatever we do is the right decision and it’s well thought out and we see how – what’s best for the company. So whatever time that takes, we’ll take it, but we’re not slowing it down, that’s not the implication at all. We’re moving as quickly as we need to do to raise money to continue growing our company.

Eugene Cho: Thank you.

Lenard Liberman: Any other questions, operator? Operator? OK. Hey, Bill, is the operator gone?

Bill Keenan: I don’t know. I don’t hear her.

Lenard Liberman: Neither do I. OK. Well, it doesn’t sound like there are any other questions.

Operator: I’m sorry, sir. There are no further questions.

Lenard Liberman: OK.

Bill Keenan: Thank you.

Lenard Liberman: All right. Thank you.

Bill Keenan: Thank you.

Lenard Liberman: Thanks, everybody. Bye-bye.

Bill Keenan: Bye.